PROMISSORY NOTE

City of Reno

       State of Nevada

       November 1, 2019

For value received, High Sierra Technologies, Inc., a Nevada Corporation (the “Maker”), of 1495 Ridgeview Drive, Suite 230A, in the City of Reno, State of Nevada 89519 promises to pay to the order of Michael Vardakis or his successors and assigns, at his principal office located at 601 South State Street, in the City of Salt Lake City, State of Utah 84111, (the “Payee”), the sum of Twenty Five Thousand Dollars and No Cents ($25,000.00) together with any interest accrued on the unpaid principal balance as, and to the extent, provided for in this Note. Interest shall accrue on the principal balance only.

This Note shall accrue interest at an annual rate of nine percent (9%).  No payments of principal or interest shall be required hereunder until the Maturity Date, as defined herein.  The then unpaid principal balance of this Note, together with any unpaid interest accrued thereon, shall be all due and payable on May 1, 2020 (the “Maturity Date”).

At any time during the term of this Note, the Maker may, without penalty, prepay the unpaid principal balance of this Note, or any portion thereof, along with all interest accrued on the principal balance through and including the date of repayment in the event of a complete repayment of the principal balance.  In the event of a partial repayment of the principal balance, interest shall then accrue based on the new principal balance.  Maker may also make interest only payments at any time during the term of this Note.

Payee shall have the right, which may be exercised at any time in accordance herewith, to pledge or transfer this Note, and any pledgee or transferee shall have all the rights of Payee and Payee shall be thereafter relieved from any liability with respect to any such pledge or transfer.

On the happening of any of the following events, each of which will constitute an event of default under this Note, all indebtedness, obligations and liabilities of Maker to Payee shall become immediately due and payable at the option of Payee:  (1) failure of Maker to pay any payment when due after the expiration of the applicable cure period of ten (10 business days; (2) failure of Maker to perform any agreement or obligation under this Note; (3) filing of any petition in bankruptcy by or against Maker; or (4) application for appointment of a receiver for, making of a general assignment for the benefit of creditors by, or insolvency of Maker.  On occurrence of any such event of default and the expiration of any applicable cure period, or at any time thereafter, Payee shall have the remedies of an unsecured party under the laws of the State of Nevada.

Upon the occurrence of any event of default, and the expiration of the cure period of ten (10) business days, that has not been expressly waived by Payee, all principal amounts then due shall bear interest at the default rate of interest, that being fifteen percent (15%) until such time as the obligations hereunder have been satisfied.  Payee may waive any event of default before or after the event of default has been declared without impairing its right to declare a subsequent event of default under this Note, this right being a continuing one.

Maker hereby expressly waives presentment, demand of payment, notice of nonpayment, protest and notice of protest of this Note, and all exemptions.  If this Note is not paid when due, Maker hereby expressly agrees to pay all costs and expenses of collection, including reasonable attorney’s fees.  Payee shall in no event be liable to any party for failure to collect this Note, in whole or in part.

It is the intention of Payee and Maker to comply strictly with any applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder of this Note ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which Payee may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness evidenced by this Note; and if the principal amount of the indebtedness evidenced by this Note, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to Maker, or other party lawfully entitled thereto.  All interest paid or agreed to be paid by Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law.  Any provision hereof, or of any other agreement between the holder hereof and Maker, that operates to bind, obligate, or compel Maker to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only.  The provisions of this paragraph shall be given precedence over any other provision contained in this Note or in any other agreement between the holder of this Note and Maker that is in conflict with the provisions of this paragraph.

This Note applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term Payee shall mean the owner and holder, including pledgees, of this Note, whether or not named as Payee herein. In this Note whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

Should a dispute arise between any of the parties hereto regarding the meaning of this Note, the enforcement of this Note or any claim or dispute related to this Note, then the prevailing party, in addition to whatever other relief such party may be entitled to, shall also recover its reasonable attorneys’ fees and costs incurred in connection with such dispute whether such dispute was resolved judicially, by mediation, by arbitration or by any other means, formal or informal.

  This Note shall be construed and enforced in accordance with the laws of the State of Nevada without regard to its conflicts of laws principles. The exclusive jurisdiction and venue to hear and determine any claim, dispute or other controversy, of any nature whatsoever, related to this Note, shall be any state or federal court in the County of Washoe, State of Nevada having subject matter jurisdiction over the matters at issue.

This Note represents the entire agreement between the parties hereto related to the matters set forth herein and expressly replaces and supersedes any and all previous agreements, oral, or in writing, between the parties hereto related to the matters set forth herein.  This Note may not be modified or amended except by an amendment, in writing, executed by all parties hereto.

Time is of the essence in this Note and each and every provision hereof.

If any term, condition or provision of this Note shall be deemed invalid or unenforceable by a court of competent jurisdiction, that term, condition or provision shall be deemed severed from this Note and the remainder of the terms, conditions and provisions of this Note shall remain valid, enforceable and in full force and effect to the fullest extent permitted by law.

MAKER HEREBY, AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE AND ANY OTHER AGREEMENTS EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY, WHETHER IN CONNECTION WITH THE MAKING OF THIS NOTE, COLLECTION OF THIS NOTE OR OTHERWISE.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE AGREEING TO ACCEPT THIS NOTE.

IN WITNESS WHEREOF, Maker has executed this Note to be effective as of the date set forth above.

High Sierra Technologies, Inc., a Nevada Corporation

By:  /s/ Gregg W. Koechlein

Gregg W. Koechlein, its Chief Operating Officer

3